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                                                                    EXHIBIT 10.2

                                    GUARANTY

       THIS GUARANTY ("GUARANTY") is made as of the 5th day of April, 2000, by Guarantor (as hereinafter defined) for the benefit of BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("AGENT"), as Agent for itself and each of the Lenders (as defined in the Construction Loan Agreement dated of even date herewith by and among Borrower, Agent and the Lenders ("LENDERS") from time to time a party thereto (including Agent, in its capacity as a Lender), as may be amended, supplemented or restated from time to time, the "LOAN AGREEMENT").

       1. Definitions. As used in this Guaranty, the following terms shall have the meanings indicated below:

              (a) The term "AGENT" shall mean Bank One, Texas, National Association, whose address for notice purposes is the following:

                     1700 Pacific Avenue, Suite 2100
                     Dallas, Dallas County, Texas  75201
                     Attn:  Jeff Etter, First Vice President

              (b) The term "BORROWER" (whether one or more) shall mean the following:

                     Briar Preston Ridge Partners, L.P.
                     11300 N. Central Expressway, Suite 407
                     Dallas, Texas  75243

              (c) The term "GUARANTEED INDEBTEDNESS" shall mean (i) all indebtedness, obligations and liabilities of Borrower to Lenders, now existing or hereafter arising under or evidenced by the Loan Agreement, the Notes, the other Loan Documents, and all other indebtedness, obligations and liabilities of Borrower to Lenders arising under the Loan Documents or in connection with the Loan, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all indebtedness of Borrower owing to Lenders under any ISDA Master Agreement now or hereafter executed between Borrower and Agent and/or the Lenders and any other interest rate agreements, interest rate swap agreements, interest rate caps, collars or similar agreements or any rate management agreements entered into between Borrower and Agent and/or the Lenders,
       (iv) all obligations of Borrower to Agent and the Lenders under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i), (ii) and (iii) above (collectively, the "LOAN DOCUMENTS"), (v) all costs and expenses incurred by Agent and Lenders in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i),
       (ii), (iii) and (iv) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (vi) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i),
       (ii), (iii), (iv) and (v) above.

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              (d)    The term "GUARANTOR" shall mean NEW PLAN EXCEL REALTY
       TRUST, INC., a Maryland corporation, whose address for notice purposes is the following:

                     New Plan Excel Realty Trust, Inc.
                     1120 Sixth Avenue
                     New York, New York  10036
                     Attn:  Mr. Steve Siegel

              (e)    The term "FINAL COMPLETION" shall mean the date on which
       (i) all of the shell portion of the Improvements have been completed in accordance with the Plans and Specifications, without any mechanic's or materialmen's liens currently filed and outstanding against the Premises (except for any liens which have been bonded around in accordance with the requirements of Tex. Property Code Section 53.171 et. seq.), (ii) all invoices for labor and/or material provided in connection with the construction of the Improvements have been paid in full, and full and final lien waivers and releases have been provided by all Contractors and subcontractors providing such materials and/or labor, except for invoices or amounts which are being contested in accordance with Section 4.1(o) of the Loan Agreement, (iii) the Architect issues a certificate of substantial completion for the shell portion of the Improvements and the Tenant Improvements where Borrower is required to construct such Tenant Improvements under the Leases, (iv) the appropriate Governmental Authority issues a final, unconditional certificate of occupancy for all of the shell portion of the Improvements and for those Tenant Improvements which Borrower is required to construct under the Leases and
       (v) all governmental permits and approvals necessary for the use, occupancy and operation of all areas within the Improvements have been issued by the appropriate Governmental Authority.

              (f) Any capitalized terms used but not defined in this Guaranty shall have the meaning given to such capitalized terms in the Loan Agreement.

       2.     Obligations.

              (a) As an inducement to the Lenders to extend or continue to extend credit and other financial accommodations to Borrower, Guarantor, for value received, does hereby unconditionally and absolutely guarantee to Agent for the benefit of the Lenders the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter; provided, however, Guarantor's liability for the Guaranteed Indebtedness shall not in any event exceed the "MAXIMUM AMOUNT". As used herein, the term "MAXIMUM AMOUNT" means the sum of (i) $26,850,939, plus (ii) the amount of any sitework costs which Lenders have advanced under the Loan to pay for sitework costs on the Target Tract and which have not been reimbursed by Target and used to pay for Project Costs in accordance with the Project Budget (herein called the "UNREIMBURSED TARGET SITEWORK COSTS").

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              (b)    Borrower and/or an affiliate of Guarantor has funded a
       portion of the required Borrower's Equity as of this date in the amount of $20,000,000, and Guarantor agrees that $15,850,939 of the remaining Borrower's Equity (the "REMAINING EQUITY") is to be funded by an affiliate of Guarantor in monthly installments of approximately $1,300,000 in accordance with the terms of Section 6.3 of the Loan Agreement as construction of the Improvements progresses. Guarantor's liability for the Maximum Amount of the Guaranteed Indebtedness shall be reduced on a dollar for dollar basis as each dollar of the Remaining Equity is funded by Borrower or any affiliate of Guarantor and used to pay Project Costs in accordance with the Project Budget, so that at such time as all of the Remaining Equity is funded and used to pay Project Costs in accordance with the Project Budget, the Maximum Amount (and Guarantor's maximum liability for the Guaranteed Indebtedness) shall be reduced to and deemed not to exceed the sum of (i) Eleven Million Dollars ($11,000,000), plus (ii) the amount of any Unreimbursed Target Sitework Costs.

              (c) At such time as (i) all of the Remaining Equity has been funded, (ii) Final Completion has been achieved, (iii) the Premises achieves for a period of six (6) consecutive months the greater of (x) a Debt Coverage Ratio of 1.30, or (y) a Yield on Debt of at least 13%, and
       (iv) no Event of Default is then existing under the Loan Agreement, then Guarantor's liability for the Guaranteed Indebtedness (and the Maximum Amount) shall be reduced to and deemed not to exceed the sum of (i) $6,000,000, plus (ii) the amount of any Unreimbursed Target Sitework Costs.

              (d) In the event of a foreclosure by Agent on the Premises pursuant to the Deed of Trust, or the acceptance by Agent of a deed in lieu of foreclosure for an amount agreed to by Agent (herein called a "DEED-IN-LIEU"), the liability of Guarantor for the Guaranteed Indebtedness shall be equal to the lesser of (i) the Guaranteed Indebtedness outstanding immediately (x) after such foreclosure sale and credit of the bid price accepted at such foreclosure sale or (y) after acceptance by Agent of such Deed-In-Lieu and application to the Indebtedness of the amount agreed to by Agent and Borrower in exchange for such Deed-In-Lieu, or (ii) the amount of the Guaranteed Indebtedness for which Guarantor was liable under this Guaranty (if any) immediately prior to such foreclosure or acceptance of a Deed-In-Lieu, it being the intention of the Agent, the Lenders and Guarantor that the application of proceeds of such foreclosure sale or the amount agreed to by Agent in exchange for a Deed-In-Lieu shall be in such a manner as not to reduce or extinguish such Guarantor's liability hereunder for the Guaranteed Indebtedness until that portion of the Guaranteed Indebtedness outstanding under the Note, the Loan Agreement and the other Loan Documents for which such Guarantor is not liable hereunder has been paid in full. Notwithstanding the foregoing, Agent and the Lenders shall not be required to enforce its rights against any collateral which has been given or pledged to secure all or any part of the Guaranteed Indebtedness or this Guaranty, it being agreed that Agent may first seek to enforce the obligations of the Guarantor under this Guaranty prior to enforcing any rights or remedies against any other parties or any collateral. In no event, however, shall Guarantor be liable under this Guaranty for any amount exceeding the sum of (i) the Maximum Amount, plus (ii) the amount of any Unreimbursed Target Sitework Costs.


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              (f)    At any time and from time to time, but no more often than
       once every calendar quarter, Guarantor may request in writing to Agent that Agent confirm whether Guarantor's liability for the Guaranteed Indebtedness has been reduced pursuant to the terms of this Guaranty. Upon receipt of such request, Agent shall respond to Guarantor within fifteen (15) days of such request confirming the amount of the Guaranteed Indebtedness for which Guarantor is liable under this Guaranty (or which shall request any further information needed by Agent to make such determination such as the most recent financial statements for the Premises or evidence of Guarantor's equity being funded to pay Project Costs), provided such confirmation shall be based on the assumption that all financial information provided to Agent to make such determination is true and correct in all material respects.

       3.     Character of Obligations.

              (a) This is an absolute, continuing and unconditional guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of Guarantor with respect to any and all Guaranteed Indebtedness incurred thereafter shall not be affected. All Guaranteed Indebtedness heretofore, concurrently herewith or hereafter made by Lenders to Borrower shall be conclusively presumed to have been made or acquired in acceptance hereof. Guarantor shall be primarily liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

              (b) Agent and the Lenders may, at its sole discretion and without impairing its rights hereunder, apply any payments on the Guaranteed Indebtedness that Agent and the Lenders receive to that portion of the Guaranteed Indebtedness, if any, not guaranteed hereunder.

              (c) Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the existence of any other guaranty or the payment by any other guarantor of all or any part of the Guaranteed Indebtedness.

              (d) Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by, nor shall any provision contained herein be deemed to be a limitation upon, the amount of credit which the Lenders may extend to Borrower, the number of transactions between Agent, the Lenders and Borrower, payments by Borrower to Agent and/or the Lenders, or Agent's or Lenders' allocation of payments by Borrower.

       4. Representations and Warranties. Guarantor hereby represents and warrants the following to Agent and each of the Lenders:

              (a) This Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and (i) if Guarantor is a corporation, the Board of Directors of Guarantor has determined that this Guaranty may reasonably be expected to benefit,


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       directly or indirectly, Guarantor, or (ii) if Guarantor is a partnership, the requisite number of its partners have determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor; and

              (b) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty; and

              (c) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Guarantor is not relying on Agent to provide such information to Guarantor either now or in the future; and

              (d) Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith do not and will not violate (i) any agreement or instrument to which Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject, or (iii) its articles or certificate of incorporation or bylaws, if Guarantor is a corporation, or its partnership agreement, if Guarantor is a partnership; and

              (e) None of the Agent, Lenders or any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty; and

              (f) The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to Agent are and shall be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to Agent since the date of the last statement thereof; and

              (g) As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent, (ii) the fair saleable value of Guarantor's assets exceeds and will continue to exceed its liabilities (both fixed and contingent),
       (iii) Guarantor is and will continue to be able to pay its debts as they mature, and (iv) if Guarantor is not an individual, Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

       5. Covenants. Guarantor hereby covenants and agrees with Agent and the Lenders as follows:


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              (a)    Guarantor shall not, so long as its obligations under this
       Guaranty continue, transfer or pledge any material portion of its assets for less than full and adequate consideration.

              (b)    Guarantor will deliver to Agent within one hundred twenty
       (120) days after the close of each fiscal year of Guarantor: (a) a statement of condition or balance sheet of Guarantor as at the end of such fiscal year; (b) an annual operating statement showing in reasonable detail all income and expenses of Guarantor for such fiscal year; and (c) a cash flow statement showing in reasonable detail all cash flow of Guarantor for such fiscal year. The statements in (a), (b) and (c) above shall be audited by an independent certified public accountant and shall contain an unqualified opinion by such independent certified public accountant that the financial statements fairly present the financial condition of Guarantor in all material respects. In addition to the foregoing annual financial statements, all of the foregoing shall also be furnished to Agent within sixty (60) days after the end of each calendar quarter on an unaudited basis, reflecting the financial status and results of operations of the Guarantor for the calendar quarter then ended and the results of the Guarantor's operations for the fiscal year to date, and shall be certified to by an officer of Guarantor.

              (c) Guarantor shall comply with all terms and provisions of the Loan Documents that apply to Guarantor.

              (d) Guarantor shall promptly inform Agent of (i) any litigation or governmental investigation against Guarantor which has a significantly likelihood of success or affecting any security for all or any part of the Guaranteed Indebtedness or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such security or might cause a default under any of the Loan Documents, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation relating to this Guaranty, the Premises or the Loan, and (iii) any material adverse change in the financial condition of Guarantor.

       6.     Consent and Waiver.

              (a) Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) except as expressly required by the Loan Documents, the taking of any other action by Agent or any Lender, including without limitation, giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

              (b) Guarantor waives any rights Guarantor has under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.


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              (c)    Agent and Lenders may at any time, without the consent of
       or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness (except for any provisions relating to the reduction or release of Guarantor's liability under this Guaranty); (ii) change the interest rate accruing on any of the Guaranteed Indebtedness (including, without limitation, any periodic change in such interest rate that occurs because such Guaranteed Indebtedness accrues interest at a variable rate which may fluctuate from time to time); (iii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness after the occurrence of an Event of Default; (iv) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any of the Loan Documents; (v) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (vi) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to Agent, the Lenders or others; (vii) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower to Agent and the Lenders, if any, not guaranteed under this Guaranty; and (viii) apply any sums paid to Agent or any Lender by Guarantor, Borrower or others to the Guaranteed Indebtedness in such order and manner as specified in the Loan Documents or if not so specified, in such order as Agent and the Lenders, in their sole discretion, may determine.

              (d) Notwithstanding any provision in this Guaranty to the contrary, Guarantor hereby subordinates in favor of Agent and the Lenders
       (i) any and all rights of subrogation, reimbursement, indemnification or contribution which it may have after payment in full or in part of the Guaranteed Indebtedness against others liable on all or any part of the Guaranteed Indebtedness, (ii) any and all rights to be subrogated to the rights of Agent and the Lenders in any collateral or security for all or any part of the Guaranteed Indebtedness after payment in full or in part of the Guaranteed Indebtedness, and (iii) any and all other rights and claims of Guarantor against Borrower or any third party as a result of Guarantor's payment of all or any part of the Guaranteed Indebtedness.

              (e) Should Agent and/or the Lenders seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) Agent and Lenders first enforce any rights or remedies against Borrower or any other person or entity liable to Agent and the Lenders for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower or any other person or entity, or that


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       Borrower or any other person or entity should be joined in such cause, or
       (ii) Agent and Lenders shall first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to Agent's and Lenders' right, at their option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder.

              (f) In addition to any other waivers, agreements and covenants of Guarantor set forth herein, Guarantor hereby further waives and releases all claims, causes of action, defenses and offsets for any act or omission of Agent and the Lenders, and their directors, officers, employees, representatives or agents in connection with the administration of the Guaranteed Indebtedness, except for such parties' willful misconduct and gross negligence.

       7.     Obligations Not Impaired.

              (a) Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the disability or lack of corporate power of Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness;
       (vi) any failure by Agent or the Lenders to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) any failure by Agent or the Lenders to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any of the Loan Documents; or (x) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness.

              (b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.



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              (c)    In the event Borrower is a corporation, joint stock
       association or partnership, or is hereafter incorporated, none of the following shall affect Guarantor's liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law; (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

              (d) If, by operation of law, Borrower is not liable for any amounts that would otherwise be owed under any of the Loan Documents, including, without limitation, interest accruing under the Loan Documents following the filing of any bankruptcy or any insolvency proceeding by or against Borrower, Guarantor agrees that it is the intention and agreement hereof that Guarantor shall be liable for the payment of the aforesaid amounts and the Guaranteed Indebtedness regardless of whether such amounts may be enforceable against Borrower or whether the obligation to pay such amounts is non-existent or ceases by operation of law.

       8. Actions against Guarantor. Upon the occurrence of an Event of Default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to Agent, in lawful money of the United States, at Agent's address set forth in subparagraph 1(a) above. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Agent deems advisable. The exercise by Agent or any Lender of any right or remedy under this Guaranty or under any other agreement or instrument (including any Loan Document), at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of Agent shall be admissible in evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness. If there is more than one Guarantor of the Guaranteed Indebtedness, suit may be brought against any Guarantor, jointly and severally and against less than all of them without impairing the rights of Agent and the Lenders against the other Guarantors; and Agent and the Lenders may compromise with any of the Guarantors for less than all of the Guaranteed Indebtedness and release any of the Guarantors from all further liability to Agent and the Lenders for the Guaranteed Indebtedness without impairing the right of Agent and Lenders to demand and collect the balance of the Guaranteed Indebtedness from other Guarantors not so released, but it is agreed among any such Guarantors that such compromising and release shall not impair the rights of Guarantors as among themselves.

       9. Payment by Guarantor. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Agent contemporaneously with such payment stating the amount of such payment and that such payment is made pursuant to this Guaranty. Such notice shall be effective for purposes of this paragraph when


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contemporaneously with such payment Agent receives such notice either by: (a)
personal delivery to the address and designated department of Agent identified in subparagraph 1(a) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to Agent at the address shown in subparagraph 1(a) above. In the absence of such notice to Agent by Guarantor in compliance with the provisions hereof, any sum received by Agent on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

       10. Notice of Sale. In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Guarantor set forth in subparagraph 1(d) above, ten (10) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

       11. Subordination. Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to the Guaranteed Indebtedness, and agrees with Agent and the Lenders that Guarantor shall not demand or accept any payment of principal or interest from Borrower except as expressly permitted by the terms of that certain Intercreditor and Subordination Agreement dated of even date herewith between Agent, Guarantor and Borrower, shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness and shall not take any action to obtain any of that collateral securing the Guaranteed Indebtedness; provided, however, that, if Agent so requests, any indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for the Lenders and be paid over to Agent on account of the Guaranteed Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

       12. Participation. Guarantor acknowledges and agrees that Agent and the Lenders may from time to time sell or offer to sell interests in the Guaranteed Indebtedness and the Loan Documents to one or more participants. Guarantor authorizes Agent to disseminate any information it has pertaining to the Guaranteed Indebtedness, including, without limitation, complete and current credit information on Borrower, any of its principals and Guarantor, to any such participant or prospective participant.

       13. Waiver by Agent or Lenders. No delay on the part of Agent or the Lenders in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of Agent, and then only in the specific instance and for the purpose given.

       14. Successors and Assigns. This Guaranty is for the benefit of Agent and the Lenders, and their successors and assigns. This Guaranty is binding upon Guarantor and Guarantor's heirs, executors, administrators, personal representatives and successors, including


GUARANTY - PAGE 10
without limitation any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.

       15. Costs and Expenses. Guarantor shall pay on demand by Agent all costs and expenses, including without limitation, all reasonable attorneys' fees incurred by Agent and the Lenders in connection with the enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

       16. Severability. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

       17. No Obligation. Nothing contained herein shall be construed as an obligation on the part of Agent or the Lenders to extend or continue to extend credit to Borrower.

       18. Amendment. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Agent, and then shall be effective only in the specific instance and for the purpose for which given.

       19. Cumulative Rights. All rights and remedies of Agent and the Lenders hereunder are cumulative of each other and of every other right or remedy which Agent and the Lenders may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

       20. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

       21. VENUE. THIS GUARANTY HAS BEEN ENTERED INTO IN THE COUNTY IN TEXAS WHERE AGENT'S ADDRESS FOR NOTICE PURPOSES IS LOCATED, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN SUCH COUNTY. COURTS WITHIN THE STATE OF TEXAS SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES ARISING UNDER OR PERTAINING TO THIS GUARANTY AND VENUE FOR ANY SUCH DISPUTES SHALL BE IN THE COUNTY OR JUDICIAL DISTRICT WHERE THE AGENT'S ADDRESS FOR NOTICE PURPOSES IS LOCATED.

       22. Compliance with Applicable Usury Laws. Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and Agent by its acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum nonusurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Guarantor, Agent and the Lenders

GUARANTY - PAGE 11
to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum nonusurious interest rate allowed under said law.

       23. JURY WAIVER. THE GUARANTOR, AGENT AND THE LENDERS HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO AGENT AND THE LENDERS TO PROVIDE THE LOAN DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

       24. Descriptive Headings. The headings in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

       25. Gender. Within this Guaranty, words of any gender shall be held and construed to include the other gender.

       26. Entire Agreement. This Guaranty contains the entire agreement between Guarantor, Agent and the Lenders regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings, if any, regarding same; provided, however, this Guaranty is in addition to and does not replace, cancel, modify or affect any other guaranty of Guarantor now or hereafter held by Agent and/or the Lenders that relates to Borrower or any other person or entity, including without limitation, the Other Guaranty.


GUARANTY - PAGE 12

         EXECUTED as of the date first above written.

                                 NEW PLAN EXCEL REALTY TRUST, INC., a
                                 Maryland corporation


                                 By:      /s/ DEAN BERNSTEIN
                                    -------------------------------------------
                                        Name: DEAN BERNSTEIN
                                             ----------------------------------
                                        Title:    SVP
                                              ---------------------------------





STATE OF NEW YORK          Section
                           Section
COUNTY OF NEW YORK         Section

       This instrument was acknowledged before me on the 5th day of April, 2000, by Dean Berstein, Sr.V.P. of New Plan Excel Realty Trust, Inc., a Maryland corporation, on behalf of said corporation.

                                 /s/ GLORIA MARUFF
                                 ----------------------------------------------
                                 Notary Public, State of New York

                                    GLORIA MARUFF
                                 ----------------------------------------------
                                 Printed Name of Notary:
My Commission Expires:

     10/31/01
---------------------

GUARANTY - PAGE 13